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                                                                    Exhibit 99.3





                         CONSENT OF NOMINEE FOR DIRECTOR

         I hereby consent to be named in a Registration Statement, and in all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, as a nominee for director of Infinity Property and Casualty Corporation, an Ohio corporation, and to all references to me in that connection in the Prospectus.

         Signed in Cincinnati, Ohio, this 7th day of October, 2002.





                                             Gregory G. Joseph
                                             -----------------------------------
                                             Gregory G. Joseph